UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

Darkstar Ventures, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

7 Eliezri St.,

Jerusalem

Israel

(Address of principal executive offices and Zip Code)

+972-73-259-2084

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2019, Darkstar Ventures, Inc. (the "Company") entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor will provide the Company with a convertible loan in the aggregate amount of $1,100,000 in three tranches, and the Company will issue convertible debentures and a warrant to the Investor. The first tranche of the loan in the amount of $200,000 will be provided upon signature of the SPA. The second tranche in the amount of $300,000 will be provided upon the Company's filing of a Registration Statement on Form S-4 in connection with its merger with Samsara Luggage, Inc. (See the Company’s 8-K filed on May 10, 2019). The third tranche in the amount of $600,000 will be provided upon consummation of the Company's merger with Samsara and the fulfillment of all conditions required for the merger. The funds are expected to be used to finance the Company’s activities through its merger with Samsara and to finance Samsara’s working capital needs until the merger.

Each tranche of the loan will bear interest at an annual rate of ten percent (10%) and will be repayable after two years. Each tranche of the loan will be convertible after six months into shares of the Company’s common stock at a conversion price equal to $0.003 per share.

As part of the transaction, the Company will issue to the Investor a warrant to purchase 91,666,666 shares of common stock, at an exercise price equal to $0.003. The term of the warrant is five years from the issue date. The warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrant being exercised.

The SPA and the convertible debentures contain events of default, including, among other things, failure to repay the loan amount by the maturity date, and bankruptcy and insolvency events, that could result in the acceleration of the Investor’s right to convert the loan amount into shares of common stock.

A copy of the SPA, the form of the convertible debentures, and the warrant are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms and conditions of the SPA, the convertible debentures, and the warrant are qualified in their entirety by reference to the full text of the SPA the convertible debentures, and the warrant.

The Company will be issuing the convertible debentures and the warrant under the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933. We expect that any issuance of shares of common stock pursuant to the terms of the convertible debentures and the warrant will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Investor had adequate access, through their relationships with us, to information about us.

The shares of common stock to be issued in the event of conversion of the loan and upon exercise of the warrant will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

        The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated June 5, 2019, between Darkstar Ventures, Inc. and YAII PN, Ltd.

10.2	Form of Convertible Debenture

10.3	Warrant to Purchase Common Stock

99.1	Press Release, dated June 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARKSTAR VENTURES, iNC.

By:	/S/ Avraham Bengio
Name:	Avraham Bengio
Title:	Chief Executive Officer

Date: June 6, 2019

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